UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a party other than the Registrant	☐

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

GANNETT CO., INC.
(Name of Registrant as Specified In Its Charter)

Not applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GANNETT CO., INC.
7950 Jones Branch Drive, McLean, VA 22107-0150

SUPPLEMENT TO PROXY STATEMENT
For the Annual Meeting of Stockholders to be Held on June 7, 2021

On May 17, 2021, the following information was sent to certain beneficial owners of Gannett Co., Inc.’s common stock:

May 17, 2021

Dear Stockholder:

We recently delivered to you a proxy statement of Gannett Co., Inc. (Gannett) wherein your support is requested for all the proposals to be voted upon at the Annual Meeting of Stockholders to be held on June 7, 2021.  As of the date of this letter your shares of Gannett remain unvoted.

The Gannett Board of Directors recommends that stockholders vote “FOR” each of the proposals being submitted to a vote at the Gannett Annual Meeting of Stockholders.

Please Vote Your Gannett Shares Today!

Regardless of the number of shares you own your vote is very important.  We encourage all stockholders to have their voices heard.  Proposals 5 and 6 (below) are intended to promote stockholder democracy and increase the Board’s accountability to stockholders.  These proposals require approval by a supermajority of the outstanding shares so it is extremely important that your shares be represented at the Annual Meeting:

Proposal 5 - Approval of an amendment to our Amended and Restated Bylaws to implement majority voting in uncontested director elections;

Proposal 6 - Approval of amendments to our organizational documents eliminating certain supermajority voting provisions, namely:

A.	Eliminating the supermajority voting requirement to amend certain provisions of our Amended and Restated Certificate of Incorporation, as amended;
B.	Eliminating the supermajority voting requirements to amend our Bylaws; and
C.	Eliminating the supermajority voting requirements to remove directors and to appoint directors in the event that the entire Board of Directors of the Company is removed.

Our proxy solicitor, MacKenzie Partners can take your vote via telephone or email.  To vote via phone please call 800-322-2885 (Toll-Free in the U.S.) or 212-929-5500 (Call Collect). You may also contact MacKenzie Partners with your voting instructions via email.

A sample email can be found on the following page.

To:  jjaegers@mackenziepartners.com
Cc: dblake@mackenziepartners.com and jcarr@mackenziepartners.com
Re:  Gannett Annual Meeting of Stockholders

Dear Mr. Jaegers,

Please vote my shares of Gannett Co., Inc. common stock at the June 7, 2021 Annual Meeting of Stockholders of Gannett Co., Inc. as follows:

1.	FOR the election of each of the nine director nominees to serve until the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified.
2.	FOR the ratification of the appointment of Ernst & Young LLP as Gannett’s independent registered public accounting firm for fiscal year 2021.
3.	FOR the approval, on an advisory basis, of the executive compensation.
4.	FOR “ONE YEAR” as the frequency of future advisory votes on executive compensation.
5.	FOR the approval of an amendment to Gannett’s Amended and Restated Bylaws to implement majority voting in uncontested director elections.
6.	FOR the approval of amendments to Gannett’s organizational documents to eliminate certain supermajority voting provisions.
7.	FOR the approval of the Rights Agreement, dated April 6, 2020, between the Company and American Stock Transfer & Trust Company LLC.

The shares are registered in the name of _____________________ and I have authority to vote these shares.

Thank you,

Name
Title

If you need assistance in voting your shares or have questions regarding the annual meeting of stockholders, please contact Gannett’s proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll-free) or (212) 929-5500 (collect), or email at proxy@mackenziepartners.com.

We thank you for your continued support of Gannett.

Sincerely,
Gannett Co., Inc.

Gannett Co., Inc.  •  7950 Jones Branch Drive  •  McLean, VA  22107  •  gannett.com